UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

Twin Vee Powercats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1
Ft. Pierce, Florida 34982

 (Address of principal executive offices)

(772) 429-2525

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2022, Twin Vee PowerCats Co., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as representative of the several underwriters named on Schedule 1 attached thereto (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter in a firm commitment underwritten public offering (the “Offering”) an aggregate of 2,500,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $2.75 per share, for gross proceeds of $6,875,000, before deducting underwriting discounts, commissions and offering expenses. Pursuant to the Underwriting Agreement, the Company has also granted the Underwriter (1) a 45-day option to purchase up to an additional 375,000 shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”) at a public offering price of $2.75 per share, solely to cover over-allotments, if any, and (2) warrants to purchase up to 143,750 shares of Common Stock, which equals 5% of the shares of Common Stock purchased in the Offering, such warrants to be exercisable as set forth in the Representative’s Warrant Agreement attached as Exhibit A to the Underwriting Agreement. The Offering is expected to close on October 3, 2022, subject to the satisfaction of customary closing conditions.

The Shares are being sold pursuant to an effective shelf Registration Statement on Form S-3 (File No. 333-266858) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on August 24, 2022, a base prospectus, dated August 24, 2022, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement, dated September 28, 2022, filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”).

The net proceeds to the Company from the Offering, after deducting the underwriting discount, the Underwriter’s fees and expenses and the Company’s estimated Offering expenses, are expected to be approximately $6.0 million (or approximately $6.9 million of net proceeds if the Underwriter’s option to purchase the additional 375,000 Option Shares is exercised in full). The Company anticipates using the net proceeds from the Offering primarily for product development and general corporate purposes, which may include working capital, capital expenditures, operational purposes and potential acquisitions in complementary businesses. The Company has broad discretion in determining how the proceeds of the Offering will be used, and the Company’s discretion is not limited by the aforementioned possible uses.

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Blank Rome LLP, counsel to the Company, has issued an opinion to the Company, dated September 28, 2022, regarding the validity of the Shares to be issued and sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the Offering, pursuant to the Underwriting Agreement, the Company intends to issue to the Underwriter in a private placement transaction the Representative’s Warrants to purchase up to 143,750 shares of Common Stock to the Underwriter (representing 5% of the aggregate number of Firm Shares and Option Shares sold in the Offering), as a portion of the underwriting compensation payable to the Underwriter in connection with the Offering. The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing 180 days following the commencement of sales of the shares of Common Stock in the Offering, at a price per share of $3.4375 (which is equal to 125% of the public offering price per share of Common Stock in the Offering). The Representative’s Warrants will not be registered and included in the Registration Statement or the related Prospectus. As a result, the Representative’s Warrants provide for registration rights upon request, in certain cases.

The sole demand registration right provided will not be greater than five years from the commencement of sales of the shares of Common Stock in the Offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the shares of Common Stock in the Offering in compliance with FINRA Rule 5110(g)(8)(D). The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price. The Representative’ Warrants also contain a “cashless exercise” feature that allows the holders to exercise such warrants without a cash payment to the Company upon the terms set forth therein.

The issuance of the Representative’s Warrants and the shares of Common Stock issuable upon exercise of the Representative’s Warrants was made, and will be made, pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 8.01. Other Events.

On September 28, 2022, the Company issued a press release announcing the proposed public offering of its Common Stock. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On September 28, 2022, the Company issued a press release announcing that it priced a public offering of its Common Stock. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated September 28, 2022, by and between Twin Vee PowerCats Co. and ThinkEquity LLC, as representative of the underwriters
5.1	Opinion of Blank Rome LLP
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
99.1	Twin Vee PowerCats Co. press release dated September 28, 2022
99.2	Twin Vee PowerCats Co. press release dated September 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2022	Twin Vee Powercats Co. (Registrant)

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer and President

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